Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Eric Boyer
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihs.com	eric.boyer@ihs.com

IHS Inc. Reports Fourth Quarter and Fiscal Year 2014 Results

ENGLEWOOD, Colo. (January 13, 2015) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today reported results for the fourth quarter and fiscal year ended November 30, 2014.

For the fourth quarter ended November 30, 2014, IHS reported:

•	Revenue of $582 million, up 4 percent from the prior-year period

•	Total organic revenue growth of 4 percent, anchored by 6 percent subscription organic revenue growth

•	Adjusted EBITDA of $186 million, up 10 percent from the prior-year period, resulting in a margin expansion of 170 basis points

•	Adjusted earnings per diluted share (Adjusted EPS) of $1.68, up 15 percent from the prior-year period

•	Full-year free cash flow conversion of 74 percent

Adjusted EBITDA, Adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Fourth Quarter and Fiscal Year 2014 Financial Performance

	Three months ended November 30,		Change		Year ended November 30,		Change
(in thousands, except percentages and per share data)	2014	2013	$	%	2014	2013	$	%
Revenue	$582,317	$559,675	$22,642	4%	$2,230,794	$1,840,631	$390,163	21%

Net income	$60,118	$40,810	$19,308	47%	$194,549	$131,733	$62,816	48%
Adjusted EBITDA	$186,455	$169,565	$16,890	10%	$689,804	$561,768	$128,036	23%

GAAP EPS	$0.87	$0.60	$0.27	45%	$2.81	$1.95	$0.86	44%
Adjusted EPS	$1.68	$1.46	$0.22	15%	$5.90	$5.06	$0.84	17%

Cash flow from operations	$85,649	$151,786	$(66,137)	(44)%	$628,099	$496,155	$131,944	27%
Free cash flow	$54,510	$126,463	$(71,953)	(57)%	$513,646	$405,421	$108,225	27%

“We were pleased to see organic growth that developed as we expected and outlined on last quarter’s call,” said Scott Key, IHS president and chief executive officer.  “Our growth in the period was broad-based, reflecting our strategy of being the global multi-industry business information services leader.”

“Solid second-half margin expansion and full year cash flow demonstrates the fundamental operating leverage in our business model,” said Todd Hyatt, IHS chief financial officer. “These attributes continue to provide us with significant operational flexibility.”

Fourth Quarter and Fiscal Year 2014 Revenue Performance

Fourth quarter 2014 revenue increased 4 percent compared to the fourth quarter of 2013, and fiscal year 2014 revenue increased 21 percent compared to 2013. The components of revenue growth are described below by segment and in total.

	Increase in revenue
	Fourth quarter 2014 vs. fourth quarter 2013			2014 vs. 2013
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency	Organic	Acquisitive	Foreign Currency
Americas	4%	—%	(1)%	4%	23%	(1)%
EMEA	4%	2%	—%	6%	5%	2%
APAC	8%	3%	(1)%	4%	5%	(1)%
Total	4%	1%	(1)%	4%	17%	—%

Excluding the effect of the BPVC engineering standard release in the third quarter of 2013, full-year 2014 total organic revenue growth was 5 percent.

The subscription-based business grew 6 percent organically in the fourth quarter and fiscal year 2014 compared to the same periods of 2013, as described in the following table.

	Three months ended November 30,		Percent change		Year ended November 30,		Percent change
(in thousands, except percentages)	2014	2013	Total	Organic	2014	2013	Total	Organic
Subscription revenue	$443,769	$418,309	6%	6%	$1,719,617	$1,404,984	22%	6%
Non-subscription revenue	138,548	141,366	(2)%	(2)%	511,177	435,647	17%	(1)%
Total revenue	$582,317	$559,675	4%	4%	$2,230,794	$1,840,631	21%	4%

Excluding the effect of the BPVC engineering standard release in the third quarter of 2013, full-year 2014 non-subscription organic revenue growth was 1 percent and total organic revenue growth was 5 percent.

Fourth Quarter and Fiscal Year 2014 Segment Performance

On a consolidated basis, IHS continued to deliver solid organic revenue growth. Segment results were as follows:

•
Americas. Fourth quarter revenue for Americas increased $11 million, or 3 percent, to $380 million, and included 7 percent organic growth for the subscription-based business. Fourth quarter Adjusted EBITDA for Americas increased $9 million, or 7 percent, to $143 million. Fourth quarter operating income for Americas increased $4 million, or 5 percent, to $95 million.

Fiscal year 2014 revenue for Americas increased $308 million, or 26 percent, to $1.470 billion. Fiscal year 2014 Adjusted EBITDA for Americas increased $77 million, or 17 percent, to $535 million. Fiscal year 2014 operating income for Americas increased $53 million, or 17 percent, to $356 million.

Americas results for fiscal year 2014 benefited from the inclusion of R. L. Polk.

•
EMEA. Fourth quarter revenue for EMEA increased $7 million, or 5 percent, to $145 million, and included 5 percent organic growth for the subscription-based business. Fourth quarter Adjusted EBITDA for EMEA increased $5 million, or 12 percent, to $43 million. Fourth quarter operating income for EMEA increased $11 million, or 43 percent, to $36 million. EMEA profit benefited from revenue growth and prior investment in scaled infrastructure.

Fiscal year 2014 revenue for EMEA increased $66 million, or 14 percent, to $549 million. Fiscal year 2014 Adjusted EBITDA for EMEA increased $41 million, or 35 percent, to $156 million. Fiscal year 2014 operating income for EMEA increased $49 million, or 60 percent, to $130 million.

•
APAC. Fourth quarter revenue for APAC increased $5 million, or 10 percent, to $57 million, and included 6 percent organic growth for the subscription-based business. Fourth quarter Adjusted EBITDA for APAC increased $2 million, or 18 percent, to $17 million. Fourth quarter operating income for APAC increased $2 million, or 16 percent, to $15 million.

Fiscal year 2014 revenue for APAC increased $17 million, or 9 percent, to $211 million. Fiscal year 2014 Adjusted EBITDA for APAC increased $9 million, or 20 percent, to $54 million. Fiscal year 2014 operating income for APAC increased $7 million, or 16 percent, to $49 million.

Outlook (forward-looking statement)

“This guidance reflects a thorough assessment of revenue risks and opportunities in each of our end markets, including anticipated slower revenue growth within the energy market,” said Mr. Hyatt. “In addition, this guidance includes current momentum and growth in the 60 percent of our business comprised of our non-energy product offerings.”

For the year ending November 30, 2015, IHS expects:

•	Revenue in a range of $2.36 billion to $2.40 billion, including 6-7 percent organic growth on the subscription base and neutral non-subscription organic growth;

•	Adjusted EBITDA in a range of $750 million to $770 million; and

•	Adjusted EPS in a range of $6.10 to $6.30 per diluted share.

Additionally, for the year ending November 30, 2015, IHS expects:

•	Depreciation expense to be approximately $82-86 million;

•	Amortization expense related to acquired intangible assets to be approximately $135-140 million;

•	Net interest expense to be approximately $70-75 million;

•	Stock-based compensation expense to be approximately $150-160 million;

•	An adjusted tax rate of approximately 27-29 percent;

•	An effective tax rate of approximately 23-25 percent; and

•	Fully diluted shares to be approximately 70 million.

The above outlook assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss fourth quarter and fiscal year 2014 results on January 13, 2015, at 8:00 a.m. EST. The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to our financial statements based on U.S. generally accepted accounting principles (GAAP). Non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP and non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as EBITDA, Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow are provided within the schedules attached to this release.

We use non-GAAP measures in our operational and financial decision-making, believing that it is useful to exclude certain items in order to focus on what we deem to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA, Adjusted net income, Adjusted EPS, and free cash flow metrics. We also believe that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because we believe the measures provide users with valuable insight into key components of GAAP financial disclosures.

IHS Forward-Looking Statements:
This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “project,” “predict,” "estimate," "expect," “continue,” "strategy," "future," "likely," "may," “might,” "should," "will," the negative of these terms and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to net income, net income per share, and expected operating results, such as revenue growth and earnings.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates; our ability to manage system failures, capacity constraints, and cyber risks; our ability to successfully manage risks associated with changes in demand for our products and services as well as changes in our targeted industries; our ability to develop new platforms to deliver our products and services, pricing, and other competitive pressures, and changes in laws and regulations governing our business; the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors' services; our ability to successfully identify and integrate acquisitions into our existing businesses and manage risks associated therewith; our ability to satisfy our debt obligations and our other ongoing business obligations; and the other factors described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the U.S. Securities and Exchange Commission.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)
IHS Inc. (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today’s business landscape. Businesses and governments in more than 150 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs about 8,800 people in 32 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.
© 2015 IHS Inc. All rights reserved.

IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)

	As of	As of
	November 30, 2014	November 30, 2013
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$153,156	$258,367
Accounts receivable, net	421,374	459,263
Income tax receivable	2,283	—
Deferred subscription costs	51,021	49,327
Deferred income taxes	81,780	70,818
Other	60,973	43,065
Total current assets	770,587	880,840
Non-current assets:
Property and equipment, net	301,419	245,566
Intangible assets, net	1,091,109	1,144,464
Goodwill	3,157,324	3,065,181
Other	27,991	23,562
Total non-current assets	4,577,843	4,478,773
Total assets	$5,348,430	$5,359,613
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$36,257	$395,527
Accounts payable	52,245	57,001
Accrued compensation	101,875	89,460
Accrued royalties	37,346	36,289
Other accrued expenses	131,147	98,187
Income tax payable	—	9,961
Deferred revenue	596,187	560,010
Total current liabilities	955,057	1,246,435
Long-term debt	1,806,098	1,779,065
Accrued pension and postretirement liability	29,139	27,191
Deferred income taxes	347,419	361,267
Other liabilities	51,171	38,692
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 69,391,577 and 67,901,101 shares issued, and 68,372,176 and 67,382,298 shares outstanding at November 30, 2014 and November 30, 2013, respectively	694	679
Additional paid-in capital	956,381	788,670
Treasury stock, at cost: 1,019,401 and 518,803 shares at November 30, 2014 and November 30, 2013, respectively	(105,873)	(45,945)
Retained earnings	1,415,069	1,220,520
Accumulated other comprehensive loss	(106,725)	(56,961)
Total stockholders’ equity	2,159,546	1,906,963
Total liabilities and stockholders’ equity	$5,348,430	$5,359,613

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended November 30,		Year ended November 30,
	2014	2013	2014	2013
Revenue	$582,317	$559,675	$2,230,794	$1,840,631
Operating expenses:
Cost of revenue (includes stock-based compensation expense of $2,243; $2,646; $8,520 and $8,271 for the three and twelve months ended November 30, 2014 and 2013, respectively)	221,973	217,406	879,051	748,184
Selling, general and administrative (includes stock-based compensation expense of $37,393; $45,011; $158,839 and $154,180 for the three and twelve months ended November 30, 2014 and 2013, respectively)	215,513	215,807	828,158	680,989
Depreciation and amortization	52,798	50,950	202,145	158,737
Restructuring charges	2,869	2,175	9,272	13,458
Acquisition-related costs	884	5,369	1,901	23,428
Net periodic pension and postretirement expense	2,432	4,895	6,774	11,619
Other expense, net	(1,539)	2,279	(99)	6,012
Total operating expenses	494,930	498,881	1,927,202	1,642,427
Operating income	87,387	60,794	303,592	198,204
Interest income	251	392	988	1,271
Interest expense	(13,233)	(16,226)	(55,383)	(44,582)
Non-operating expense, net	(12,982)	(15,834)	(54,395)	(43,311)
Income from continuing operations before income taxes	74,405	44,960	249,197	154,893
Provision for income taxes	(14,287)	(4,150)	(54,648)	(23,059)
Income from continuing operations	60,118	40,810	194,549	131,834
Loss from discontinued operations, net	—	—	—	(101)
Net income	$60,118	$40,810	$194,549	$131,733

Basic earnings per share:
Income from continuing operations	$0.88	$0.61	$2.85	$1.98
Loss from discontinued operations, net	$—	$—	$—	$—
Net income	$0.88	$0.61	$2.85	$1.98
Weighted average shares used in computing basic earnings per share	68,352	67,403	68,163	66,434

Diluted earnings per share:
Income from continuing operations	$0.87	$0.60	$2.81	$1.95
Loss from discontinued operations, net	$—	$—	$—	$—
Net income	$0.87	$0.60	$2.81	$1.95
Weighted average shares used in computing diluted earnings per share	69,281	68,416	69,120	67,442

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year ended November 30,
	2014	2013
Operating activities:
Net income	$194,549	$131,733
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	202,145	158,737
Stock-based compensation expense	167,359	162,451
Impairment of assets	—	1,629
Excess tax benefit from stock-based compensation	(13,297)	(14,334)
Net periodic pension and postretirement expense	6,774	11,619
Pension and postretirement contributions	(13,452)	(13,299)
Deferred income taxes	(10,285)	(34,312)
Change in assets and liabilities:
Accounts receivable, net	36,418	(24,427)
Other current assets	(8,834)	(672)
Accounts payable	(11,425)	(10,069)
Accrued expenses	36,073	50,753
Income tax payable	6,254	65,887
Deferred revenue	29,713	10,378
Other liabilities	6,107	81
Net cash provided by operating activities	628,099	496,155
Investing activities:
Capital expenditures on property and equipment	(114,453)	(90,734)
Acquisitions of businesses, net of cash acquired	(210,395)	(1,487,034)
Intangible assets acquired	(714)	—
Change in other assets	(4,608)	1,347
Settlements of forward contracts	6,159	4,524
Net cash used in investing activities	(324,011)	(1,571,897)
Financing activities:
Proceeds from borrowings	2,485,000	1,375,000
Repayment of borrowings	(2,817,236)	(268,909)
Payment of debt issuance costs	(18,994)	(17,360)
Excess tax benefit from stock-based compensation	13,297	14,334
Proceeds from the exercise of employee stock options	—	549
Repurchases of common stock	(59,928)	(97,164)
Net cash provided by (used in) financing activities	(397,861)	1,006,450
Foreign exchange impact on cash balance	(11,438)	(17,349)
Net increase (decrease) in cash and cash equivalents	(105,211)	(86,641)
Cash and cash equivalents at the beginning of the period	258,367	345,008
Cash and cash equivalents at the end of the period	$153,156	$258,367

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands)
(Unaudited)

	Three months ended November 30,		Percent change		Year ended November 30,		Percent change
	2014	2013	Total	Organic	2014	2013	Total	Organic
Revenue by segment:
Americas	$379,626	$368,510	3%	4%	$1,470,282	$1,162,582	26%	4%
EMEA	145,233	138,711	5%	4%	549,061	483,373	14%	6%
APAC	57,458	52,454	10%	8%	211,451	194,676	9%	4%
Total revenue	$582,317	$559,675	4%	4%	$2,230,794	$1,840,631	21%	4%

Revenue by transaction type:
Subscription	$443,769	$418,309	6%	6%	$1,719,617	$1,404,984	22%	6%
Non-subscription	138,548	141,366	(2)%	(2)%	511,177	435,647	17%	(1)%
Total revenue	$582,317	$559,675	4%	4%	$2,230,794	$1,840,631	21%	4%

Revenue by product category:
Resources	$236,734	$234,584	1%	2%	$927,211	$865,125	7%	5%
Industrials	198,058	181,626	9%	7%	736,394	427,623	72%	4%
Horizontal products	147,525	143,465	3%	3%	567,189	547,883	4%	3%
Total revenue	$582,317	$559,675	4%	4%	$2,230,794	$1,840,631	21%	4%

Excluding the effect of the BPVC engineering standard release in the third quarter of 2013, full-year 2014 non-subscription organic revenue growth was 1 percent, Horizontal products organic revenue growth was 4 percent, and total organic revenue growth was 5 percent.

Resources Q4 organic revenue growth includes organic subscription revenue growth of 6 percent (8 percent when normalized for Q4 2013 past due renewal revenue catchups).

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended November 30,		Year ended November 30,
	2014	2013	2014	2013
Net income	$60,118	$40,810	$194,549	$131,733
Interest income	(251)	(392)	(988)	(1,271)
Interest expense	13,233	16,226	55,383	44,582
Provision for income taxes	14,287	4,150	54,648	23,059
Depreciation	19,106	15,104	68,347	48,799
Amortization related to acquired intangible assets	33,692	35,846	133,798	109,938
EBITDA (1)(6)	$140,185	$111,744	$505,737	$356,840
Stock-based compensation expense	39,636	47,657	167,359	162,451
Restructuring charges	2,869	2,175	9,272	13,458
Acquisition-related costs	884	5,369	1,901	23,428
Impairment of assets	—	—	—	1,629
Loss on sale of assets	—	—	2,654	1,241
Loss on debt extinguishment	1,422	—	1,422	—
Pension mark-to-market and settlement expense	1,459	2,620	1,459	2,620
Loss from discontinued operations, net	—	—	—	101
Adjusted EBITDA (2)(6)	$186,455	$169,565	$689,804	$561,768

	Three months ended November 30,		Year ended November 30,
	2014	2013	2014	2013
Net income	$60,118	$40,810	$194,549	$131,733
Stock-based compensation expense	39,636	47,657	167,359	162,451
Amortization related to acquired intangible assets	33,692	35,846	133,798	109,938
Restructuring charges	2,869	2,175	9,272	13,458
Acquisition-related costs	884	5,369	1,901	23,428
Impairment of assets	—	—	—	1,629
Loss on sale of assets	—	—	2,654	1,241
Loss on debt extinguishment	1,422	—	1,422	—
Pension mark-to-market and settlement expense	1,459	2,620	1,459	2,620
Loss from discontinued operations, net	—	—	—	101
Income tax effect on adjusting items	(23,558)	(34,396)	(104,511)	(105,463)
Adjusted net income (3)	$116,522	$100,081	$407,903	$341,136
Adjusted EPS (4)(6)	$1.68	$1.46	$5.90	$5.06
Weighted average shares used in computing Adjusted EPS	69,281	68,416	69,120	67,442

	Three months ended November 30,		Year ended November 30,
	2014	2013	2014	2013
Net cash provided by operating activities	$85,649	$151,786	$628,099	$496,155
Capital expenditures on property and equipment	(31,139)	(25,323)	(114,453)	(90,734)
Free cash flow (5)(6)	$54,510	$126,463	$513,646	$405,421

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three months ended November 30, 2014
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$94,935	$35,540	$15,205	$(58,293)	$87,387
Adjustments:
Stock-based compensation expense	—	—	—	39,636	39,636
Depreciation and amortization	42,937	6,568	1,393	1,900	52,798
Restructuring charges	2,441	421	7	—	2,869
Acquisition-related costs	802	82	—	—	884
Loss on debt extinguishment	1,422	—	—	—	1,422
Pension mark-to-market expense	—	—	—	1,459	1,459
Adjusted EBITDA	$142,537	$42,611	$16,605	$(15,298)	$186,455

	Three months ended November 30, 2013
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$90,789	$24,789	$13,125	$(67,909)	$60,794
Adjustments:
Stock-based compensation expense	—	—	—	47,657	47,657
Depreciation and amortization	39,644	8,631	868	1,807	50,950
Restructuring charges	1,038	1,003	134	—	2,175
Acquisition-related costs	1,785	3,584	—	—	5,369
Pension mark-to-market expense	—	—	—	2,620	2,620
Adjusted EBITDA	$133,256	$38,007	$14,127	$(15,825)	$169,565

	Year ended November 30, 2014
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$356,310	$129,766	$48,792	$(231,276)	$303,592
Adjustments:
Stock-based compensation expense	—	—	—	167,359	167,359
Depreciation and amortization	167,351	22,730	4,798	7,266	202,145
Restructuring charges	5,776	3,096	400	—	9,272
Acquisition-related costs	1,498	403	—	—	1,901
Loss on sale of assets	2,654	—	—	—	2,654
Loss on debt extinguishment	1,422	—	—	—	1,422
Pension mark-to-market expense	—	—	—	1,459	1,459
Adjusted EBITDA	$535,011	$155,995	$53,990	$(55,192)	$689,804

	Year ended November 30, 2013
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$303,803	$81,048	$42,089	$(228,736)	$198,204
Adjustments:
Stock-based compensation expense	—	—	—	162,451	162,451
Depreciation and amortization	123,477	25,688	2,363	7,209	158,737
Restructuring charges	9,354	3,530	574	—	13,458
Acquisition-related costs	19,552	3,876	—	—	23,428
Impairment of assets	1,629	—	—	—	1,629
Loss on sale of assets	—	1,241	—	—	1,241
Pension mark-to-market expense	—	—	—	2,620	2,620
Adjusted EBITDA	$457,815	$115,383	$45,026	$(56,456)	$561,768

(1)	EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation, and amortization.

(2)
Adjusted EBITDA further excludes primarily non-cash items and other items that we do not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, restructuring charges, acquisition-related costs, asset impairment charges, gain or loss on sale of assets, gain or loss on debt extinguishment, pension mark-to-market and settlement expense, and income or loss from discontinued operations). All of the items included in the reconciliation from net income to Adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, we believe that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, we believe that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

(3)
Adjusted net income is defined as net income plus primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, amortization related to acquired intangible assets, restructuring charges, acquisition-related costs, asset impairment charges, gain or loss on sale of assets, gain or loss on debt extinguishment, pension mark-to-market and settlement expense, and income or loss from discontinued operations, all net of the related tax effects).

(4)	Adjusted EPS is defined as Adjusted net income (as defined above) divided by diluted weighted average shares.

(5)	Free cash flow is defined as net cash provided by operating activities less capital expenditures.

(6)
EBITDA, Adjusted EBITDA, Adjusted EPS, and free cash flow are used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreements.